UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2023

RED TRAIL ENERGY, LLC
(Exact name of registrant as specified in its charter)

North Dakota	000-52033	76-0742311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11, 3682 Highway 8 South, Richardton, North Dakota 58652
(Address of principal executive offices)

(701) 974-3308
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Grow Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of 2023 Annual Members’ Meeting

On March 23, 2023, Red Trail Energy, L.L.C. ("Red Trail") held its 2023 annual members' meeting (the "Annual Meeting") to vote to: (1) Elect two governors to Red Trail's board of governors; (2) Conduct an advisory vote on our executive compensation called "Say-on-Pay"; and (3) Conduct an advisory vote on the frequency of the Say-on-Pay vote. The voting results from the meeting were as follows:

Proposal One: Election of Governors

Ronald Aberle and Ambrose Hoff were elected by a plurality vote of the members to serve terms which will expire in 2026. The votes for the nominee governors were as follows:

Governor Nominees	For	Against/Abstain
Ronald Aberle	28,965,227	10,000
Ambrose Hoff	19,058,853	10,000

Proposal Two: Say-on-Pay Vote

For	Against	Abstain
20,285,971	1,277,944	3,650,875

Proposal Three: Frequency of the Say-on-Pay Vote

Every Year	Every Two Years	Every Three Years	Abstain
4,063,521	1,332,667	10,539,717	3,850,875

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED TRAIL ENERGY, LLC

Date: March 28, 2023	/s/ Jodi Johnson
Jodi Johnson
Chief Financial Officer